Exhibit 1.2

Pricing Agreement

October 17, 2012

J. P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, NY 10036

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Wells Fargo Securities, LLC

301 S. College Street

Charlotte, NC 28202

As Representatives of the several Underwriters

named in Schedule I to the applicable Pricing Agreement

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Minnesota corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated October 17, 2012 (the “Underwriting Agreement”), between the Company, on the one hand, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing

Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Underwriting Agreement and the addresses of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

At 5:48 p.m. (Eastern Time) on October 17, 2012 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated October 17, 2012 (including the Base Prospectus dated February 14, 2011), and the “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including a final term sheet in the form set forth in Schedule IV hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Paul Runice
Name:	Paul Runice
Title:	Vice President and Assistant Treasurer

J. P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

  INCORPORATED

GOLDMAN, SACHS & CO.

MORGAN STANLEY & CO. LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

Acting on behalf of themselves and the several Underwriters named in Schedule I to the applicable Pricing Agreement

By: J. P. Morgan Securities LLC

By:	/s/ Robert Bottamedi
Robert Bottamedi
Vice President

By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Douglas Muller

Managing Director

By: Goldman, Sachs & Co.

By:	/s/ Ryan Gilliam
Name: Ryan Gilliam
Title: Vice President and Associate General Counsel

By: Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz

Executive Director

By: UBS Securities LLC

By:	/s/ Christian Stewart
Christian Stewart
Managing Director UBS Investment Bank

By:	/s/ Stephen Chang
Stephen Chang Associate Director UBS Investment Bank

By: Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley

Director

SCHEDULE I

Underwriter	Principal Amount of 2015 Notes	Principal Amount of 2017 Notes	Principal Amount of 2023 Notes	Principal Amount of 2042 Notes
J.P. Morgan Securities LLC	$71,875,000	$71,875,000	$71,875,000	$71,875,000
Goldman, Sachs & Co.	71,750,000	71,750,000	71,750,000	71,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	71,750,000	71,750,000	71,750,000	71,750,000
Morgan Stanley & Co. LLC	71,750,000	71,750,000	71,750,000	71,750,000
UBS Securities LLC	71,750,000	71,750,000	71,750,000	71,750,000
Wells Fargo Securities, LLC	71,750,000	71,750,000	71,750,000	71,750,000
Barclays Capital Inc.	26,125,000	26,125,000	26,125,000	26,125,000
BNY Mellon Capital Markets, LLC	26,125,000	26,125,000	26,125,000	26,125,000
Citigroup Global Markets Inc.	26,125,000	26,125,000	26,125,000	26,125,000
Deutsche Bank Securities Inc.	26,125,000	26,125,000	26,125,000	26,125,000
RBS Securities Inc.	26,125,000	26,125,000	26,125,000	26,125,000
U.S. Bancorp Investments, Inc.	26,125,000	26,125,000	26,125,000	26,125,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	5,375,000	5,375,000	5,375,000	5,375,000
BMO Capital Markets Corp.	5,375,000	5,375,000	5,375,000	5,375,000
Credit Suisse Securities (USA) LLC	5,375,000	5,375,000	5,375,000	5,375,000
Fifth Third Securities, Inc.	5,375,000	5,375,000	5,375,000	5,375,000
KeyBanc Capital Markets Inc.	5,375,000	5,375,000	5,375,000	5,375,000
Loop Capital Markets LLC	5,375,000	5,375,000	5,375,000	5,375,000
PNC Capital Markets LLC	5,375,000	5,375,000	5,375,000	5,375,000

Total	$625,000,000	$625,000,000	$625,000,000	$625,000,000

SCHEDULE II

Title of Designated Securities:

0.850% Notes Due October 15, 2015 (the “2015 Notes”)

1.400% Notes Due October 15, 2017 (the “2017 Notes”)

2.750% Notes Due February 15, 2023 (the “2023 Notes”)

3.950% Notes Due October 15, 2042 (the “2042 Notes”)

Aggregate principal amount:

$625,000,000 for the 2015 Notes

$625,000,000 for the 2017 Notes

$625,000,000 for the 2023 Notes

$625,000,000 for the 2042 Notes

Price to Public:

2015 Notes: 99.977% of the principal amount of the 2015 Notes, plus accrued interest, if any, from October 22, 2012.

2017 Notes: 99.880% of the principal amount of the 2017 Notes, plus accrued interest, if any, from October 22, 2012.

2023 Notes: 99.842% of the principal amount of the 2023 Notes, plus accrued interest, if any, from October 22, 2012.

2042 Notes: 97.730% of the principal amount of the 2042 Notes, plus accrued interest, if any, from October 22, 2012.

Purchase Price by Underwriters:

2015 Notes: 99.727% of the principal amount of the 2015 Notes, plus accrued interest, if any, from October 22, 2012, if settlement occurs after that date.

2017 Notes: 99.530% of the principal amount of the 2017 Notes, plus accrued interest, if any, from October 22, 2012, if settlement occurs after that date.

2023 Notes: 99.392% of the principal amount of the 2023 Notes, plus accrued interest, if any, from October 22, 2012, if settlement occurs after that date.

2042 Notes: 96.855% of the principal amount of the 2042 Notes, plus accrued interest, if any, from October 22, 2012, if settlement occurs after that date.

Form of Designated Securities:

Book-entry only form; each series represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same-day) funds

Time of Delivery:

9:00 a.m. (New York City time), October 22, 2012

Indenture:

Indenture, dated as of February 4, 2008, between the Company and U.S. Bank National Association, as Trustee.

Maturity:

2015 Notes: October 15, 2015

2017 Notes: October 15, 2017

2023 Notes: February 15, 2023

2042 Notes: October 15, 2042

Interest Rate:

2015 Notes: 0.850%

2017 Notes: 1.400%

2023 Notes: 2.750%

2042 Notes: 3.950%

Interest Payment Dates:

2015 Notes: April 15 and October 15, commencing April 15, 2013.

2017 Notes: April 15 and October 15, commencing April 15, 2013.

2023 Notes: February 15 and August 15, commencing February 15, 2013.

2042 Notes: April 15 and October 15, commencing April 15, 2013.

Optional Redemption:

The 2015 Notes, 2017 Notes, the 2023 Notes and the 2042 Notes are redeemable by the Company, in whole or in part and at any time on not less than 30 nor more than 60 days’ notice by mail, at the redemption prices described in the Prospectus under the heading “Description of the Notes—Optional Redemption.”

Special Mandatory Redemption:

The Company must redeem all of the 2015 Notes, the 2017 Notes, the 2023 Notes and the 2042 Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to (but not including) the date of redemption under the circumstances described in the Preliminary Prospectus Supplement dated October 17, 2012 under the heading “Description of the Notes—Special Mandatory Redemption.”

Change of Control:

Upon the occurrence of a change of control triggering event, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to (but not including) the date of repurchase

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities.

Closing Date, Time and Location:

October 22, 2012, at 9:00 a.m., New York City time, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

Names and Addresses of Representatives:

As to the 2015 Notes, the 2017 Notes, the 2023 Notes and the 2042 Notes (and designated to act on behalf of the other Underwriters or other Representatives):

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk—3rd floor

Telephone: (212) 834-4533

Facsimile: (212) 834-6081

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza

NY1 050 12 01

New York, New York 10020

Attn: High Grade Debt Capital Markets Transaction Management/Legal

Goldman, Sachs & Co.

Prospectus Department

200 West Street

New York, New York 10282

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

Attention: Investment Banking Division

Phone: (212) 761-6691

Facsimile: (212) 507-8999

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Attention: Fixed Income Syndicate

Telephone: 203-719-1088

Facsimile: 203-719-0495

Wells Fargo Securities, LLC

301 S. College Street

Charlotte, NC 28202

Attention: Transaction Management

Facsimile: 704-383-9165

Email: tmgcapitalmarkets@wellsfargo.com

SCHEDULE III

List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:

•	Final term sheet, dated October 17, 2012, relating to the 2015 Notes, the 2017 Notes, the 2023 Notes and the 2042 Notes, as filed pursuant to Rule 433 under the Securities Act.

SCHEDULE IV

UNITEDHEALTH GROUP INCORPORATED

$625,000,000 0.850% NOTES DUE OCTOBER 15, 2015

$625,000,000 1.400% NOTES DUE OCTOBER 15, 2017

$625,000,000 2.750% NOTES DUE FEBRUARY 15, 2023

$625,000,000 3.950% NOTES DUE OCTOBER 15, 2042

FINAL TERM SHEET
Dated October 17, 2012

Issuer:	UnitedHealth Group Incorporated

Ratings*:	[Intentionally Omitted]

Note Type:	SEC Registered (No. 333-172235)

Trade Date:	October 17, 2012

Settlement Date (T+ 3):	October 22, 2012

Title of Securities:	0.850% Notes Due October 15, 2015 (“2015 Notes”) 1.400% Notes Due October 15, 2017 (“2017 Notes”) 2.750% Notes Due February 15, 2023 (“2023 Notes”) 3.950% Notes Due October 15, 2042 (“2042 Notes”)

Maturity Date:	October 15, 2015 (2015 Notes) October 15, 2017 (2017 Notes) February 15, 2023 (2023 Notes) October 15, 2042 (2042 Notes)

Principal Amount Offered:	$625,000,000 (2015 Notes) $625,000,000 (2017 Notes) $625,000,000 (2023 Notes) $625,000,000 (2042 Notes)

Price to Public (Issue Price):	99.977% (2015 Notes) 99.880% (2017 Notes) 99.842% (2023 Notes) 97.730% (2042 Notes)

Interest Rate:	0.850% (2015 Notes) 1.400% (2017 Notes) 2.750% (2023 Notes) 3.950% (2042 Notes)

Interest Payment Dates:

April 15 and October 15, commencing April 15, 2013 (2015 Notes)

April 15 and October 15, commencing April 15, 2013 (2017 Notes)

February 15 and August 15, commencing February 15, 2013 (2023 Notes)

April 15 and October 15, commencing April 15, 2013 (2042 Notes)

Benchmark:	T 0.250% due 10/15/2015 (2015 Notes) T 0.625% due 9/30/2017 (2017 Notes) T 1.625% due 8/15/2022 (2023 Notes) T 3.000% due 5/15/2042 (2042 Notes)

Benchmark Yield:	0.408% (2015 Notes) 0.775% (2017 Notes) 1.818% (2023 Notes) 2.982% (2042 Notes)

Spread to Benchmark:	45 basis points (2015 Notes) 65 basis points (2017 Notes) 95 basis points (2023 Notes) 110 basis points (2042 Notes)

Re-offer Yield:	0.858% (2015 Notes) 1.425% (2017 Notes) 2.768% (2023 Notes) 4.082% (2042 Notes)

Optional Redemption Provisions:

Make-whole call at any time at a discount rate of U.S. Treasury plus 10 basis points. (2015 Notes)

Make-whole call at any time at a discount rate of U.S. Treasury plus 10 basis points. (2017 Notes)

Prior to November 15, 2022, make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points; par call on and after November 15, 2022. (2023 Notes)

Prior to April 15, 2042, make-whole call at any time at a discount rate of U.S. Treasury plus 20 basis points; par call on and after April 15, 2042. (2042 Notes)

Special Mandatory Redemption Provisions:	The Company must redeem all of the 2015 Notes, the 2017 Notes, the 2023 Notes and the 2042 Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to (but not including) the date of redemption under the circumstances described in the Preliminary Prospectus Supplement dated October 17, 2012 under the heading “Description of the Notes—Special Mandatory Redemption.”

Change of Control:	If a change of control triggering event occurs, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to (but not including) the date of repurchase.

CUSIP:	91324P BX9 (2015 Notes) 91324P BY7 (2017 Notes) 91324P BZ4 (2023 Notes) 91324P CA8 (2042 Notes)

ISIN:	US91324PBX96 (2015 Notes) US91324PBY79 (2017 Notes) US91324PBZ45 (2023 Notes) US91324PCA84 (2042 Notes)

Joint Book-Runners:	J.P. Morgan Securities LLC Goldman, Sachs & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC UBS Securities LLC Wells Fargo Securities, LLC

Senior Co-Managers:	Barclays Capital Inc. BNY Mellon Capital Markets, LLC Citigroup Global Markets Inc. Deutsche Bank Securities Inc. RBS Securities Inc. U.S. Bancorp Investments, Inc.

Co-Managers:

BB&T Capital Markets, a division of Scott & Stringfellow, LLC

BMO Capital Markets Corp.

Credit Suisse Securities (USA) LLC

Fifth Third Securities, Inc.

KeyBanc Capital Markets Inc.

Loop Capital Markets LLC

PNC Capital Markets LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, Goldman, Sachs & Co. at 1-866-471-2526, Morgan Stanley & Co. LLC at 1-866-718-1649, UBS Securities LLC at 1-877-827-6444, extension 561 3884, or Wells Fargo Securities, LLC at 1-800-326-5897.

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